Limited brands ------------------------------------------------------------------------------ V. Ann Hailey ---------------------------- EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER LIMITED BRANDS, INC.

Limited brands ------------------------------------------------------------------------------ Agenda: [X] Business Overview [X] Financial Performance Review [X] Recapitalization Rationale

Limited brands ------------------------------------------------------------------------------ We continue to pursue our vision of a Family of the World's Best Fashion Brands Our core strategies have not changed: [X] Building stronger Brands [X] Recruiting, developing and retaining world class Talent [X] Creating industry leading Capabilities

Limited brands ------------------------------------------------------------------------------ 1995 - 2004 YTD Restructured Portfolio ---------------------- o Exited Abercrombie & Fitch, Limited Too, Brylane, Penhaligon's, Cacique, Galyan's, Alliance Data Systems, Lane Bryant, Mast joint ventures, Lerner New York, aura science o Recombined Limited, Inc. and Intimate Brands Built Stronger Brands --------------------- o Closed almost 1,800 underperforming stores o Opened 1,913 stores in growth brands o Rebranded Structure to Express Men Returned Value to Shareholders ------------------------------ o $4.2 billion in share repurchases (including ANF split-off) o $1.4 billion in dividends o Spun off Limited Too

Limited brands ------------------------------------------------------------------------------ Sales from apparel brands are less than a third of our business today

Limited brands ------------------------------------------------------------------------------ We are focused on developing key product categories that provide a stable revenue stream - Victoria's Secret: 75% of bra sales are in core styles and basic colors - Bath & Body Works: 80% of sales are generated from businesses that have continuity - Express: We will sell 3.4 million units of the Editor Pant, and have launched Express Design Studio as a platform for more consistency

Limited brands ------------------------------------------------------------------------------ Victoria's Secret Lingerie / Beauty / Direct |X| Continued focus on developing successful sub-brands, led by the new Pink lingerie line, Body By Victoria, Angels and Very Sexy |X| Building Beauty sub-brands, including Very Sexy for Her 2, aura science, hair care and our new fragrance, "Basic Instinct" |X| Further growth at Victoria's Secret Direct - Continued focus on best-at bras and "Body at Work" - Internet demand is projected to increase significantly versus 2003, representing almost 50% of total demand in 2004

Limited brands ------------------------------------------------------------------------------ Bath & Body Works |X| Redefined the brand to Modern Apothecary of Beauty and Wellbeing |X| Continued focus on new product identification and commercialization - Henri Bendel, Le Couvent de Minimes, Tutti Dulci, Bigelow, Aromatherapy Remedies, Pure Simplicity |X| Repositioned our promotional strategy

Limited brands ------------------------------------------------------------------------------ Express |X| Express is redefining the brand to be more sophisticated through higher quality fabrics, less promotional activity, and an expanded wear-to-work offering. Express Design Studio, launched in Fall 2004, is the catalyst for this assortment change |X| Conversion to dual gender

Limited brands ------------------------------------------------------------------------------ Limited Stores |X| Improvement in profit results are being driven by the new promotional strategy and by a core focus on improving efficiency

Limited brands ------------------------------------------------------------------------------ As a portfolio, our brands deliver strong operating income and free cash flow: 2003 ------------------------------------------ Victoria's Secret BBW Apparel ----------------- --- ------- Sales $3,817 $1,934 $2,697 LL% 4% 8% 0% Operating Income 711 355 91 % of Sales 18.6% 18.4% 3.4% Free Cash Flow $ 399 $ 251 $ 22

Limited brands ---------------------------------------------------------------------------------------------------------------- Our businesses are strong cash generators. 2000-2004 2000-2004 2000 2001 2002 2003 2004E* Average Cumulative ------ ------ ------- ------ ------ ------- ---------- Cash From Operations $ 822 $1,004 $795 $1,062 $1,036 944 4,719 Capital Expenditures (487) (377) (306) (293) (525) (398) (1,988) ------ ------- ------- ------- ------- ------- ------- Free Cash Flow 335 627 489 769 511 546 2,731 Dividends (128) (129) (150) (208) (233) (169) (848) ------ ------- ------- ------- ------- ------- ------- Retained Cash Flow 207 498 339 561 278 377 1,883 Other Investing and Financing Activities (469) 346 428 306 (864) (51) (253) ------ ------- ------- ------- ------- ------- ------- Net Change in Cash (262) 844 767 867 (586) 326 1,630 ------ ------- ------- ------- ------- ------- ------- Cash and Equivalents - Ending $ 651 $ 1,495 $ 2,262 $ 3,129 $ 2,543 $ 2,016 $ 2,543 ------ ------- ------- ------- ------- ------- ------- *Excludes impact of recapitalization transaction

Limited brands -------------------------------------------------------------------------------- Alternatives Considered: [x] Share repurchase [x] Dividends >> Regular >> Special [x] Acquisitions [x] Increased investment in our business

Limited brands ---------------------------------------------------------------------------------------------------------------- Transaction Summary ------------------- |X| $2 billion share repurchase through modified "Dutch Auction"; $500 million post tender special dividend |X| Commenced October 7, 2004; will close November 4th, unless extended |X| Use $1.5 billion of cash on hand |X| Raise $1.0 billion of new debt |X| Replace existing $750 million revolving credit facility with a new $1.0 billion 5-year revolving credit facility |X| Structure the transaction to protect our investment grade rating

Limited brands -------------------------------------------------------------------------------- Objectives of the Transaction: |X| Provide value for shareholders who wish to sell stock |X| Demonstrate confidence in our business and provide an opportunity for shareholders who wish to increase their stake in the Company |X| Establish a more appropriate capital structure |X| Maintain financial flexibility and a strong balance sheet |X| Provide value to continuing shareholders

Limited brands -------------------------------------------------------------------------------- This transaction will have a significant impact on our capital structure: [X] Our weighted average cost of capital (WACC) will decrease [X] Our return on invested capital (ROIC) will increase.

Limited brands -------------------------------------------------------------------------------- The $2.5 billion transaction would increase our Pro Forma return on invested capital by almost 4 percentage points in 2004: 2004 2004 Forecast Pro Forma(2) Beginning Invested Capital 6,538 5,038 Ending Invested Capital 5,860 4,359 Average Invested Capital(1) 6,199 4,699 Net Operating Profit After Taxes 750 750 ----- ----- Return On Invested Capital 12.1% 16.0% ----- ----- (1) Invested capital excluding goodwill (2) Proforma amounts reflect the impact of the $2 Billion Tender Offer, the $500 Million Special Dividend and $1 Billion of additional long-term debt as if the transactions occurred at the beginning of the year

Limited brands -------------------------------------------------------------------------------- The transaction would be about 14% accretive to pro forma 2004 earnings: Adjusted Pro Forma Pro Forma 2004E Adjustments 2004E % Change -------- ----------- --------- -------- Net Income 646 (40) 606 (6%) Diluted EPS $1.33 $1.52 14% Weighted Average Shares Outstanding 486 (87) 399 (18%)

Limited brands ---------------------------------------------------------------------------------------------------------------- In Summary: [X} We have repositioned the business; a majority of our revenues are lingerie and personal care/beauty [X} Our brands are well positioned for growth [X} Our new capital structure is appropriate for our current mix of businesses [X} We are a returns based company with over $3.8 billion returned to shareholders in 2004 and an increasing ROIC